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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549

                                   FORM 8-A/A
                               (AMENDMENT NO. 1)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       FRIEDE GOLDMAN INTERNATIONAL INC.

             (Exact name of registrant as specified in its charter)



              MISSISSIPPI                               72-1362492

(State of incorporation or organization)   (I.R.S. Employer Identification No.)


525 EAST CAPITOL STREET, 7TH FLOOR                     39201
     JACKSON, MISSISSIPPI

(Address of principal executive office)              (Zip Code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

  Title of each class to be so registered       Name of each exchange on
                                            which each class is to be registered

COMMON STOCK, $0.01 PAR VALUE PER SHARE           NEW YORK STOCK EXCHANGE
NEW YORK STOCK EXCHANGE PREFERRED SHARE
             PURCHASE RIGHTS


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE
                                (Title of Class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Item 1 of the registrant's Form 8-A is hereby amended as follows:

     The Company has amended its Rights Agreement to include Halter Marine Group, Inc., a Delaware corporation ("Halter Marine"), as a Person not considered an Acquiring Person, solely as a result of the approval, execution or delivery of the Agreement and Plan of Merger dated as of June 1, 1999, as amended by Amendment No. 1 dated as of September 14, 1999, by and among the Company and Halter Marine (the "Merger Agreement"), or the consummation of the transactions contemplated thereby. Additionally, pursuant to the amendment to the Rights Agreement, no Distribution Date or Section 11(a)(ii) Trigger Date shall be deemed to occur and no rights shall be exercisable pursuant to the Rights Agreement by reason of the approval, execution or delivery of the Merger Agreement or the consummation of the transactions contemplated thereby. Furthermore, the amended Rights Agreement provides that from and after the effective time of the merger contemplated by the Merger Agreement until the termination of the Stockholder's Agreement (as defined in the Merger Agreement) any action of the Company's board of directors with respect to the Rights Agreement must be approved by a two-thirds vote of the members of the Company's board of directors.

ITEM 2.   EXHIBITS

     The following exhibits to this Registration Statement on Form 8-A/A, which constitute all constituent instruments defining the rights of the holders of the Company's Common Stock, including any contracts or other documents which limit or qualify the rights of such holders, are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

     3.1+ Articles of Incorporation (filed as Exhibit 3.1 to the Company's
          Annual Report on Form 10-K for the year ended December 31, 1998).

     3.2+ Bylaws (filed as Exhibit 3.2 to the Company's Annual Report on
          Form 10-K for the year ended December 31, 1998).

     4.1+ Specimen Certificate representing shares of Common Stock (filed as
          Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 333-27599), declared effective on July 18, 1997).

     4.2+ Rights Agreement, dated December 7, 1998, between the Company and
          American Stock Transfer & Trust Company, as Rights Agent (filed as
          Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 12, 1999).

     4.3+ Form of Rights Certificate (filed as Exhibit B to the Rights Agreement filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 12,
          1999).

     4.4* First Amendment to Rights Agreement, dated as of October 18, 1999, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

     ------------------
     + Incorporated herein by reference.
     * Filed herewith.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement on Form 8-A/A to be signed on its behalf by the undersigned, thereunto duly authorized.


                              FRIEDE GOLDMAN INTERNATIONAL INC.



                              By:   /s/ James A. Lowe, III
                                 --------------------------------
                                    James A. Lowe, III
                                    General Counsel and Secretary


Dated:  October 18, 1999

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                                 EXHIBIT INDEX


Exhibit No.
------------


     3.1+ Articles of Incorporation (filed as Exhibit 3.1 to the Company's
          Annual Report on Form 10-K for the year ended December 31, 1998).

     3.2+ Bylaws (filed as Exhibit 3.2 to the Company's Annual Report on
          Form 10-K for the year ended December 31, 1998).

     4.1+ Specimen Certificate representing shares of Common Stock (filed as
          Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 333-27599), declared effective on July 18, 1997).

     4.2+ Rights Agreement, dated December 7, 1998, between the Company and
          American Stock Transfer & Trust Company, as Rights Agent (filed as
          Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 12, 1999).

     4.3+ Form of Rights Certificate (filed as Exhibit B to the Rights Agreement filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 12,
          1999).

     4.4* First Amendment to Rights Agreement, dated as of October 18, 1999, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

     ------------------
     + Incorporated herein by reference.
     * Filed herewith.

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